Exhibit 99.1

Contact: L-3

              Corporate Communications

              212-697-1111

For Immediate Release

L-3 Announces Cash Tender Offer for Up to $300 Million Aggregate Principal Amount of Its Outstanding Debt Securities

NEW YORK, December 7, 2015 – L-3 Communications (NYSE:LLL) announced today that L-3 Communications Corporation (“L-3”), its wholly owned subsidiary, has commenced a cash tender offer for up to $300 million aggregate principal amount (the “tender cap”) of specified series of its 3.95% Notes due 2024, 1.50% Notes due 2017 and 3.95% Notes due 2016 (collectively, the “notes”).

The early tender date is 5:00 p.m., New York City time, on December 18, 2015, unless extended. The expiration date of the tender offer is 11:59 p.m., New York City time, on January 5, 2016, unless extended or earlier terminated. The complete terms, conditions and limitations of the tender offer are described in the offer to purchase and related letter of transmittal, each dated today.

Holders of notes must validly tender and not validly withdraw their notes before the early tender date to be eligible to receive the total consideration (as described below). Tendered notes may only be withdrawn at or prior to 5:00 p.m., New York City time, on December 18, 2015. Notes tendered after the withdrawal date and before the expiration date may not be withdrawn.

The table below sets forth certain information regarding the notes and the tender offer.

Title of Security	CUSIP No.	Aggregate Principal Amount Outstanding	Acceptance Priority Level	Reference U.S. Treasury Security	Bloomberg Reference Page	Fixed Spread
3.95% Notes due 2024	502413 BD8	$650,000,000	1	2.25% UST due November 15, 2025	FIT 1	195 bps
1.50% Notes due 2017	502413 BC0	$350,000,000	2	0.875% UST due November 30, 2017	FIT 1	125 bps
3.95% Notes due 2016	502413 BB2	$500,000,000	3	0.875% UST due November 30, 2017	FIT 1	50 bps

Subject to the tender cap, tendered notes will be accepted in the order of the acceptance priority levels set forth in the table above. All notes validly tendered and not validly withdrawn before the early tender date having a higher acceptance priority level will be accepted (subject to the tender cap) before any tendered notes having a lower acceptance priority level, and all notes validly tendered after the early tender date having a higher acceptance priority level will be accepted (subject to the tender cap) before any notes tendered after the early tender date having a lower acceptance priority level. However, notes validly tendered and not validly withdrawn at or before the early tender date will be accepted for purchase (subject to the tender cap) in priority to other notes tendered after the early tender date, even if such notes tendered after the early tender date have a higher acceptance priority level than notes tendered prior to the early tender date. L-3 reserves the right, but is not obligated, to increase the tender cap. Tenders of 2024 Notes, 2017 Notes and 2016 Notes will be accepted only in principal amounts equal to $2,000 and integral multiples of $1,000 in excess thereof.

The total consideration for each $1,000 principal amount of notes tendered and accepted for payment by L-3 pursuant to the tender offer will be determined in the manner described in the Offer to Purchase by reference to a fixed spread specified in the table above for each series of the notes over the yield based on the bid-side price of the U.S. Treasury Security specified in the table above, as calculated by the dealer managers at 2:00 p.m., New York City time, on December 18, 2015. Holders of notes who validly tender their notes after the early tender date will, if such notes are accepted by L-3, receive the tender consideration, which is equal to the total consideration minus $30 per $1,000 principal amount of notes tendered by such holders and accepted for purchase by L-3. Accrued and unpaid interest up to, but excluding, the applicable settlement date will be paid in cash on all validly tendered notes accepted and purchased by L-3 in the tender offer.

L-3 reserves the right, but is under no obligation, at any point following the early tender date and before the expiration date of the tender offer, to accept for purchase any notes validly tendered at or prior to the early tender date. The initial settlement date will be determined at L-3’s option and is currently expected to occur on December 22, 2015. Regardless of whether L-3 chooses to exercise its option to have an initial settlement date, L-3 will purchase any remaining notes that have been validly tendered by the expiration date of the tender offer and accepted for purchase (subject to the tender cap and the application of the acceptance priority levels), promptly following the expiration date of the tender offer.

Notes accepted for purchase in accordance with the terms and conditions of the tender offer may be subject to proration (rounded down to avoid the purchase of notes in a principal amount other than in integral multiples of $1,000), so that L-3 will only accept for purchase notes in an aggregate principal amount up to the tender cap. If purchasing all of the tendered notes of a series of notes of an applicable acceptance priority level on any settlement date would cause the tender cap to be exceeded, the amount of that series of notes purchased on that settlement date will be prorated based on the aggregate principal amount of that series of notes tendered in respect of that settlement date such that the tender cap will not be exceeded. Furthermore, if the tender offer is fully subscribed as of the early tender date, holders who validly tender notes after the early tender date will not have their notes accepted for payment.

The offer is not conditioned on a minimum principal amount of notes being tendered nor the consummation of any other offer but is subject to certain customary conditions. Each offer may be amended, extended, terminated or withdrawn separately.

L-3 has retained Deutsche Bank Securities, BofA Merrill Lynch and Wells Fargo Securities to serve as dealer managers for the tender offer and has retained D.F. King & Co., Inc. to serve as tender agent and information agent for the tender offer.

Requests for documents relating to the tender offer may be directed to D.F. King & Co., Inc. by telephone at (877) 896-3192, by email at L3@dfking.com or in writing at 48 Wall Street, 22nd Floor, New York, New York, 10005. Questions regarding the tender offer may be directed to Deutsche Bank Securities at (866) 627-0391, to BofA Merrill Lynch at (888) 292-0070 or to Wells Fargo Securities at (866) 309-6316.

This press release is not a tender offer to purchase or a solicitation of acceptance of a tender offer, which may be made only pursuant to the terms of the Offer to Purchase. In any jurisdiction where the laws require the tender offer to be made by a licensed broker or dealer, the tender offer will be deemed made on behalf of L-3 by the dealer managers, or one or more registered brokers or dealers under the laws of such jurisdiction. In addition, this press release is not an offer to sell or the solicitation of an offer to buy any securities. No offer, solicitation, purchase or sale will be made in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. Any such securities will be offered only by means of a prospectus, including a prospectus supplement relating to such securities, meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Headquartered in New York City, L-3 employs approximately 45,000 people worldwide and is a prime contractor in aerospace systems and national security solutions. L-3 is also a leading provider of a broad range of communication and electronic systems and products used on military and commercial platforms. The company reported 2014 sales of $12.1 billion.

To learn more about L-3, please visit the company’s website at www.L-3com.com. L-3 uses its website as a channel of distribution of material company information. Financial and other material information regarding L-3 is routinely posted on the company’s website and is readily accessible.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995

Except for historical information contained herein, the matters set forth in this news release are forward-looking statements. Statements that are predictive in nature, that depend upon or refer to events or conditions or that include words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “estimates,” “will,” “could” and similar expressions are forward-looking statements. The forward-looking statements set forth above involve a number of risks and uncertainties that could cause actual results to differ materially from any such statement, including the risks and uncertainties discussed in the company’s Safe Harbor Compliance Statement for Forward-Looking Statements included in the company’s recent filings, including Forms 10-K and 10-Q, with the Securities and Exchange Commission. The forward-looking statements speak only as of the date made, and the company undertakes no obligation to update these forward-looking statements.

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